Exhibit 99.1

IEC ANNOUNCES FISCAL 2021 SECOND QUARTER RESULTS

REVENUE OF $45.4 MILLION IN THE QUARTER; UP 2.7% YEAR OVER YEAR

Newark, New York, May 5, 2021 - IEC Electronics Corp. (Nasdaq: IEC) today announced results for the fiscal 2021 second quarter ended April 2, 2021 (“fiscal 2021”).

IEC reported revenues of $45.4 million for the second quarter of fiscal 2021, an increase of 2.7% as compared to revenues of $44.2 million for the second quarter of the year ended September 30, 2020 (“fiscal 2020”). Gross profit for the second quarter of fiscal 2021 was $3.3 million, or 7.3% of sales, compared to gross profit of $5.5 million, or 12.5% of sales in the second quarter of fiscal 2020. Operating loss was $0.2 million for the second quarter of fiscal 2021, compared to operating profit of $2.3 million for the same quarter in the prior fiscal year. The Company reported a net loss of $0.3 million or $0.03 per basic and diluted share, for the second quarter of fiscal 2021, compared net income of $1.5 million, or $0.15 per basic and $0.14 per diluted share in the second quarter of fiscal 2020.

For the first six months of fiscal 2021, the Company reported revenues of $92.8 million, an increase of 4.4% as compared to revenues of $88.9 million for the first six months of fiscal 2020. Gross profit for the first six months of fiscal 2021 was $9.1 million, or 9.8% of sales, compared to gross profit of $10.7 million, or 12.1% of sales in the first six months of fiscal 2020. Selling and administrative expenses were $7.0 million in the first six months of fiscal 2021, or 7.5% of sales, as compared to $6.5 million, or 7.3% of sales, in the first six months of fiscal 2020. Operating profit was $2.0 million for the first six months of fiscal 2021, compared to $4.2 million for the same period in the prior fiscal year. Due primarily to the investments in both the Company’s new headquarters facility and incremental manufacturing equipment, operating profit for the first six months of fiscal 2021 includes $1.0 million of additional depreciation expense as compared to the first six months of fiscal 2020. The Company reported net income of $1.2 million, or $0.11 per basic and diluted share for the first six months of fiscal 2021, compared to net income of $2.7 million, or $0.26 per basic and $0.25 per diluted share in the first six months of fiscal 2020. As previously discussed, adjusted for the impact of a one-time inventory reserve in the first quarter of fiscal 2020, adjusted net income per common share would have been $0.34 per basic share and $0.32 per diluted share. Please see the reconciliation tables included in this release for further information regarding these non-GAAP measures.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics Corp. commented, “Second fiscal quarter results came in below expectations due to delays in ramping two high value programs. We believe we have built an infrastructure to support the conversion of much higher revenue levels that have now shifted into the second half of the fiscal year. These complex programs, which are anticipated to provide considerable long-term revenue opportunity for IEC, experienced unusual technical challenges and supply chain delays that slowed the ramp to steady production, impacting revenue and profitability for the quarter. We view this as simply a timing issue as demand for our highly technical and complex manufacturing capabilities remains strong. As we have often discussed, we are a manufacturing partner for high complexity, life-saving and mission critical industries, where there is no compromise for exact technical precision and product quality. We are working closely with our customers to manage through the ramp-up challenges experienced in the second quarter and believe our partnerships have been strengthened by IEC’s technical capability matched with a remediation know-how for complex issues like the ones encountered in the fiscal second quarter.

“With our visibility today, we remain confident and believe we are well-positioned to drive double digit organic growth for the balance of fiscal 2021. As a 100% U.S.-based manufacturer with a full portfolio of vertically integrated production services, IEC is an attractive partner for companies across several regulated industries who are looking for the highest levels of intellectual property protection and supply chain management. We are focused on

Exhibit 99.1

growing our leadership position and we are energized by the opportunities we’re seeing in the marketplace to add new customers and programs.”

Conference Call

IEC will host a conference call today, Wednesday, May 5, 2021 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2021 second quarter ended April 2, 2021.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 40935.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at https://www.webcaster4.com/Webcast/Page/2149/40935. An online replay will be available shortly after the call.

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services (“EMS”) to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, and aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2015, AS9100D, ISO 13485, and is Nadcap accredited. IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Note Regarding Forward-Looking Statements

References in this release to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “appears,” “anticipates,” “could,” “intends,” “targets,” “forecasts,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales, revenues and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: the continued impact of the COVID-19 pandemic on our business, including our supply chain, workforce and customer demand; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; our ability to control our material, labor and other costs; our dependence on a limited number of major customers and suppliers; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including U.S. Food and Drug Administration regulations; unforeseen product failures and the potential product liability claims that may be associated with such failures; technological, engineering and other start-up issues related to new programs and products; variability and timing of customer requirements; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; the ability to realize the full value of our backlog; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; variability of our

Exhibit 99.1

operating results; our ability to maintain effective internal controls over financial reporting; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Company Contact:
Thomas L. Barbato
Senior Vice President and Chief Financial Officer
IEC Electronics Corp.
(315) 332-4493
tbarbato@iec-electronics.com

Agency Contact:
John Nesbett/Jennifer Belodeau
IMS Investor Relations
(203) 972 - 9200
jnesbett@institutionalms.com

Exhibit 99.1

IEC ELECTRONICS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

APRIL 2, 2021 and SEPTEMBER 30, 2020

(unaudited; in thousands, except share and per share data)

	April 2,	September 30,
	2021	2020
ASSETS
Current assets:
Cash	$391	$312
Accounts receivable, net of allowance	27,655	30,361
Unbilled contract revenue	18,120	8,773
Inventories	54,075	51,374
Other current assets	2,836	1,757
Total current assets	103,077	92,577

Property, plant and equipment, net	49,915	23,587
Deferred income taxes	5,193	4,840
Operating lease right-of-use assets, net of accumulated amortization	215	260
Other long-term assets	766	1,700

Total assets	$159,166	$122,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$248	$—
Current portion of operating lease obligation	63	61
Current portion of finance lease obligation	1,486	436
Accounts payable	23,244	29,733
Accrued payroll and related expenses	1,938	3,659
Other accrued expenses	455	457
Customer deposits	27,779	19,783
Total current liabilities	55,213	54,129

Long-term debt	34,060	21,476
Long-term operating lease obligation	152	184
Long-term finance lease obligation	26,275	6,616
Other long-term liabilities	2,977	1,404
Total liabilities	118,677	83,809

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,665,696 and 11,556,214 shares, respectively
Outstanding: 10,610,208 and 10,500,726 shares, respectively	106	105
Additional paid-in capital	49,305	49,161
Accumulated deficit	(7,333)	(8,522)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	40,489	39,155

Total liabilities and stockholders’ equity	$159,166	$122,964

Exhibit 99.1

IEC ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED APRIL 2, 2021 and MARCH 27, 2020

(unaudited; in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	April 2,	March 27,	April 2,	March 27,
	2021	2020	2021	2020

Net sales	$45,360	$44,171	$92,841	$88,905
Cost of sales	42,048	38,668	83,789	78,163
Gross profit	3,312	5,503	9,052	10,742

Selling and administrative expenses	3,487	3,217	7,005	6,516
Operating (loss)/profit	(175)	2,286	2,047	4,226

Interest expense	545	396	1,002	811
(Loss)/income before income taxes	(720)	1,890	1,045	3,415

(Benefit from)/provision for income taxes	(372)	367	(144)	703

Net (loss)/income	$(348)	$1,523	$1,189	$2,712

Net (loss)/income per common share:
Basic	$(0.03)	$0.15	$0.11	$0.26
Diluted	$(0.03)	$0.14	$0.11	$0.25

Weighted average number of shares outstanding:
Basic	10,583,581	10,393,461	10,553,991	10,379,846
Diluted	10,583,581	10,703,112	11,024,357	10,666,001

Exhibit 99.1

IEC ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS of CASH FLOWS

SIX MONTHS ENDED APRIL 2, 2021 and MARCH 27, 2020

(unaudited; in thousands)

	Six Months Ended
	April 2,	March 27,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/income	$1,189	$2,712
Non-cash adjustments:
Stock-based compensation	468	337
Depreciation and amortization	2,405	1,587
Change in reserve for doubtful accounts	(38)	48
Change in inventory reserve and warranty reserve	557	1,296
Gain on sale of property, plant and equipment	(26)	—
Deferred tax expense	(353)	1,201
Amortization of deferred gain	(57)	(57)

Changes in operating assets and liabilities:
Accounts receivable	2,744	1,031
Unbilled contract revenue	(9,347)	(1,072)
Inventories	(3,010)	(2,055)
Federal income tax receivable	—	(517)
Other current assets	(1,079)	(267)
Other long-term assets	290	(116)
Accounts payable	(6,710)	(2,771)
Change in book overdraft position	—	(231)
Accrued expenses	(1,971)	(1,898)
Customer deposits	7,996	2,573
Net change in lease right-of-use assets and liabilities	15	(1)
Other long-term liabilities	134	—
Net cash flows (used in)/provided by operating activities	(6,793)	1,800

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(9,320)	(1,351)
Proceeds from disposal of property, plant and equipment	665	—
Proceeds received from capital grants	1,500	—
Net cash flows used in investing activities	(7,155)	(1,351)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facility	58,451	36,680
Repayments of revolving credit facility	(50,034)	(36,763)
Borrowings under other loan agreements	6,630	—
Repayments under other loan agreements	(2,171)	(685)
Payments under finance lease	(583)	(182)
Proceeds received from lease financing obligation	2,151	415
Debt issuance costs	(94)	—
Proceeds from exercise of stock options	68	138
Proceeds from employee stock plan purchases	94	40
Cash paid for taxes upon vesting of restricted stock	(485)	(92)
Net cash flows provided by/(used in) financing activities	14,027	(449)

Net cash change for the period	79	—
Cash, beginning of period	312	—
Cash, end of period	$391	$—

Exhibit 99.1

IEC ELECTRONICS CORP.

NON-GAAP FINANCIAL MEASURES RECONCILIATION TABLE

SIX MONTHS ENDED MARCH 27, 2020

(unaudited; in thousands, except share and per share data)

Six Months Ended
March 27, 2020
Reconciliation of adjusted gross profit:
Gross profit	$10,742
Non-cash charge (1)	987
Adjusted gross profit	$11,729

Reconciliation of adjusted net income:
Net income	$2,712
Non-cash charge (1)	987
Income tax effect (2)	(207)
Adjusted net income	$3,492

Reconciliation of adjusted net income per common share:
Net income per common share, basic	$0.26
Non-cash charge, per common share, net of tax (1)(2)	0.08
Adjusted net income per common share, basic	$0.34

Net income per common share, diluted	$0.25
Non-cash charge, per common share, net of tax (1)(2)	0.07
Adjusted net income per common share, diluted (3)	$0.32

(1)  A non-cash charge related to the increase in our excess and obsolete inventory reserve due to a reorganization at a customer of IEC.

(2)  The income tax effect related to the non-cash charge was calculated using an effective tax rate of 21%.

(3)  Adjusted net income per common share, diluted is calculated based on adjusted net income and reflects the dilutive impact of shares, where applicable, based on adjusted net income.

Non-GAAP Financial Measures

In addition to reporting net income, net income per share basic and diluted, gross profit and gross margin, U.S. generally accepted accounting principle (“GAAP”) measures, we present adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, which are non-GAAP measures, to reflect the impact of a one-time inventory reserve related to a Chapter 11 reorganization at one of the Company’s customers in the medical sector. The Company’s management believes these non-GAAP measures are important measures of our performance because they allow management, investors and others to evaluate and compare our performance from period to period by removing the impact of the one-time inventory reserve. Adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, are not measures of financial performance under GAAP and are not calculated through the application of GAAP. As such, they should not be considered as a substitute for the GAAP measures of net income, net income per basic and diluted share, gross profit and gross margin, and therefore, should not be used in isolation of, but in conjunction with, the GAAP measures. These non-GAAP measures may produce results that vary from the GAAP measures and may not be comparable to a similarly titled non-GAAP measure used by other companies.